Exhibit 10.45
FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of November 13, 2007, between BRANDYWINE RESEARCH LLC, a Delaware limited liability company (“Landlord”), and EMERGENT BIOSOLUTIONS INC., a Delaware corporation (“Tenant”).

RECITALS

Recital 1.                      Landlord and Tenant are parties to a certain Lease Agreement, dated June 27, 2006 (the “Lease”), under which Landlord leases to Tenant Suite 400, containing 22,872 square feet of rentable area (the “Premises”) at 2273 Research Boulevard, Rockville, Maryland 20850 (the “Building”).

Recital 2.                      Landlord and Tenant desire to amend the Lease to, among other things, provide for Tenant's right to certain Building signage, all as more particularly set forth below in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

1.           Recitals Incorporated; Definitions.  The foregoing recitals are incorporated by reference into this Section as if set forth in the Section in full.  Except as otherwise provided herein, capitalized terms used but not defined in this Amendment shall have the meanings given such terms in the Lease.

2.           Exterior Signage.  Exhibit I-Exterior Signage attached to this Amendment is hereby inserted as Exhibit I-Exterior Signage to the Lease.

3.           Brokerage.  Landlord and Tenant each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent, other than with an affiliate of Landlord (“Broker”), in connection with the negotiation or execution of this Amendment which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and each party shall indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Amendment which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker.  The terms of this Section shall survive the expiration or earlier termination of the Lease.

4.           Ratification.  Landlord and Tenant hereby ratify and confirm that the terms of the Lease as amended by this Amendment, remain in full force and effect.
5.           Controlling Document.  Except as expressly set forth to the contrary in this Amendment, Landlord's leasing of the Premises to Tenant shall be upon and subject to the terms and provisions set forth in the Lease.

6.           Merger; Subsequent Changes.  This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof, and all prior discussions and negotiations and agreements regarding the same are hereby merged in this Amendment. The provisions of this Amendment may be modified, waived or amended only by an agreement in writing signed by all parties.

7.           Binding Effect.  The terms and provisions of this amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Lease.

8.           Counterparts.  This Amendment may be executed in counterpart, each of which shall be deemed an original and all of which collectively shall constitute one and the same document.  Any signature on a counterpart of this Amendment sent by facsimile transmission shall be deemed valid and binding upon the party employing the same; provided that such Party shall, upon the request of the other Party, promptly provide such other party with a counterpart of this Amendment bearing an original version of such signature sent by facsimile transmission.

9.           Tenant Representations.  Tenant hereby confirms that (i) the Lease is in full force and effect and Tenant is in possession of the Premises; (ii) Landlord has fully performed all of Landlord's work obligations under the Lease and (iii) there are no defaults by Landlord under the Lease.
10.           Governing Law.  This Amendment and any modifications hereof shall be governed and construed in accordance with the laws of the State of Maryland, without regard to its choice of law principles.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed under seal as of the day and year first above stated.

LANDLORD:

BRANDYWINE RESEARCH LLC,
a Delaware limited liability company

By:           BRANDYWINE ACQUISITION PARTNERS, L.P.,
a Delaware limited partnership
Member

By:           BDN PROPERTIES I, INC.,
a Delaware corporation
General Partner

By:  /s/ Glen M. Holsinger/ [SEAL]
Glen M Holsinger
Vice President - Asset Management

TENANT:

EMERGENT BIOSOLUTIONS INC.,
a Delaware corporation

By:  /s/ R. Don Elsey  [SEAL]
Name:  R. Don Elsey
Title:  Senior Vice President Finance and Administration

EXHIBIT I

EXTERIOR BUILDING SIGNAGE

1.           Exterior Signs.  Tenant shall have the right to have a sign placed on the exterior of the Building approximately at the location shown on Exhibit A to this Exhibit (the “Exterior Sign”) with the name “Emergent Biosolutions” (or a reasonable variation thereof) thereon. Landlord reserves the right to grant to other parties the right to also install signage on, in or about the Building.  The Exterior Sign shall not exceed 125 square feet.

2.           Specifications.  The Exterior Sign specifications are attached as Exhibit B to this Exhibit and Landlord hereby approves such specifications.

3.           Rights Not Assignable.  Tenant's rights under this Rider shall not be assignable by Tenant.

4.           Costs.  Tenant shall pay all costs of design, manufacture, installation, operation, permitting, utilization, insurance, replacement, maintenance and removal of the Exterior Sign.

5.           Permits and Approvals.  Tenant shall be responsible for procuring all licenses and permits that may be required for the installation, use or operation of the Exterior Sign, and Landlord makes no warranties or representations as to the permissibility or the permitability of the Exterior Sign under applicable laws, rules or regulations.  Prior to installing the Exterior Sign, Tenant will deliver to Landlord reasonable evidence of Tenant's having obtained all necessary governmental approvals for the installation of the Exterior Sign.  Landlord and Tenant will cooperate with each other to attempt to obtain from all owner associations, tenant associations, architectural control committees and similar organizations the consents or approvals of such parties to the extent required (as determined by Landlord) in connection with the Exterior Sign.

6.           Installation.  Upon Landlord's written approval of the installation contract for the Exterior Sign, the Exterior Sign shall be installed by Tenant's sign contractor, which contractor shall be subject to Landlord's reasonable approval.  Tenant shall (i) coordinate the installation of the Exterior Sign with the Building manager, (ii) construct, maintain and operate the Exterior Sign in compliance with all applicable laws, rules and regulations of all Federal, state and local governmental authorities; (iii) have the Exterior Sign designed, installed, utilized and operated so as not to materially adversely affect or impact the structural or other systems of or serving the Building or Project; and (iv) have the Exterior Sign constructed in accordance with the Building rules and regulations or any other reasonable regulations promulgated by Landlord pertaining to construction in or on the Building by third-party contractors.  Upon installation of the Exterior Sign, Tenant shall furnish Landlord with an “as built” drawing of the Exterior Sign certified by Tenant's architect or such other professional as Landlord shall reasonably approve.

7.           Removal. Tenant's rights under this Exhibit shall cease upon the occurrence of any of the following:

a.	the expiration or earlier termination of the Lease; or

b.	the occurrence of an Event of Default under the Lease; or

c.	Tenant's assignment of the Lease or Tenant's rights thereunder; or

   d.   Tenant subleases (which, for purposes of this Section shall not include any subleases to a Related Entity), in the aggregate, more than fifty percent (50%) of the rentable area contained in the original Premises; or

   e.   Tenant fails to occupy, in the aggregate, more than fifty percent (50%) of the rentable area contained in the original Premises.

8.           Signage Fee.  Beginning on the earlier of January 1, 2008 or the date on which the Exterior Sign is installed on the Building and continuing until the Exterior Sign is removed following the earlier to occur of a Removal Condition or Landlord's termination of Tenant's rights under this Exhibit pursuant to Section 8 hereof, Tenant shall pay Landlord rent for the Exterior Sign space in the amount of $45,744 per annum (the “Sign Rent”) (prorated for any partial year(s)).  Tenant shall pay the Sign Rent in equal monthly installments on the first (1st) day of each month (prorated for any partial month(s)).

9.           Termination Right.  Landlord shall have the right to terminate Tenant's rights under this Exhibit at any time upon written notice to Tenant, which notice shall be effective upon the later of January 1, 2011 or thirty (30) days after Landlord gives such termination notice to Tenant.